Exhibit 10.8

Deutsche Bank

Deutsche Bank AG New York

60 Wall Street

New York, NY 10005

+1 212-250-2500

Amendment Date	November 15, 2013

Original Draft Date	July 8, 2011

To Attention Facsimile no	Town Sports International, LLC Dan Gallagher (212)246-8422

Our Reference.

Global No. N1539871N (previously N1317383N)

Interest Rate Swap Transaction - This confirmation supersedes and replaces all prior communication between the parties hereto with respect to the Transaction described

Ladies and Gentlemen

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Deutsche Bank AG (“DBAG”) and Town Sports International, LLC (“Counterparty”) on the Trade Date specified below (the “Transaction”) This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below

The definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc are incorporated by reference herein In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a “Swap Transaction’ shall be deemed to be references to this Transaction

1	This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of November 15, 2013 (as the same may be amended or supplemented from time to time, the “Agreement”), between DBAG and Counterparty All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below

2	The terms of the particular Transaction to which this Confirmation relates are as follows

Notional Amount	USD 160,000,000 00

Original Trade Date	July 1, 2011

Original Effective Date	July 13, 2011

Amendment Date	November 15, 2013

Termination Date	May 15, 2018, subject to adjustment in accordance with the Modified Following Business Day Convention

Chairman of the Supervisory Board: Paul Achleitner

Management Board: Jurgen Fitschen (Co-Chairman), Anshuman Jain (Co-Chairman), Stefan Krause, Stephan Leithner, Stuart Lewis, Rainer Neske, Henry Ritchotte Deutsche Bank Aktiengesellschaft domiciled in Frankfurt am Main; HRB No 30 000, Frankfurt am Main, Local Court, VAT ID No DE114103379; www.db.com

Fixed Amounts:

Fixed Rate Payer	Counterparty

Fixed Rate Payer Period End Dates	The 15th Business Day of each month of each year through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Payer Payment Dates	The 15th Business Day of each month of each year through and including the Termination Date subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate	1 884%

Fixed Rate Day Count Fraction	Actual/360

Fixed Rate Payer Business Days	New York and London

Fixed Rate Payer Business Day Convention	Modified Following

Floating Amounts:

Floating Rate Payer	DBAG

Floating Rate Payer Period End Dates	The 15th Business Day of each month of each year through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Payer Payment Dates	The 15th Business Day of each month of each year through and including the Termination Date subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Option	The greater of (i) USD-LIBOR-BBA and (ii) 1.00%

Designated Maturity	1 month

Spread	None

Floating Rate Day Count Fraction	Actual/360

Reset Dates	The first Business Day in each Calculation Period

Compounding	Inapplicable

Business Days	New York and London

3 Account Details.

Account Details for DBAG

USD DBAG Payment Instructions Account With SWIFI Code Favor Of Account Number	DB Trust Co Americas, New York BKTRUS33 Deutsche Bank AG, New York [ILLEGIBLE]

Account Details for Counterparty

Payment Instructions	Please provide

4	Offices

The Office for DBAG for this Transaction is New York, New York

The Office of Counterparty for this Transaction New York, New York

5 Calculation Agent:	The party specified as such in the Agreement, or if not specified therein DBAG

6	Representations

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction)

(i) Non-Reliance It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction

(ii) Assessment and Understanding It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction It is also capable of assuming, and assumed, the risks of this Transaction

(iii) Status of Parties The other party is not acting as a fiduciary for, or an adviser to it in respect of this Transaction

7	Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile or email to

Attention Derivative Documentation

Telephone 44 20 7547 4755

Facsimile 44 20 7545 9761

E-mail Derivative Documentation@db.com

This message will be the only form of Confirmation dispatched by us If you wish to exchange hard copy forms of this Confirmation, please contact us

Yours sincerely

Deutsche Bank AG

By:	/s/ Jon Abela
Name:	Jon Abela
Authorized Signatory

By:	/s/ Paul Carter
Name:	Paul Carter
Authorized Signatory

Confirmed as of the date first written above

Town Sports International LLC

By	/s/ Kieran Sikso
Name	Kieran Sikso
Title	VP Finance

4